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                                                                 Exhibit 99.FS-8


                           DCC PROJECT FINANCE TWO - 0042
                                    BALANCE SHEET
                               AS OF DECEMBER 31, 2001


    ASSETS

Lease Financing                                                      $ 8,087,653.38
Federal Income Tax Receivable                                             55,206.28
DCC Intercompany                                                       3,210,557.91
                                                                     --------------
    TOTAL ASSETS                                                     $11,353,417.57
                                                                     ==============

    LIABILITIES

Federal Income Tax Deferred                                          $ 6,900,405.04
                                                                     --------------
    TOTAL LIABILITIES                                                $ 6,900,405.04

    STOCKHOLDERS' EQUITY

Common Stock                                                                 500.00
Retained Earnings:
    Balance at Beginning of Year                 $4,355,323.58
    Current Year Earnings                            97,188.95
                                                 -------------

Balance at Period End                                                  4,452,512.53

    TOTAL STOCKHOLDERS' EQUITY                                       $ 4,453,012.53
                                                                     --------------
    TOTAL LIABILITIES and STOCKHOLDERS'
      EQUITY                                                         $11,353,417.57
                                                                     ==============